Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Systems Reports First Quarter Fiscal 2024 Results

ANDOVER, Mass. November 7, 2023 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the first quarter of fiscal year 2024, ended September 29, 2023.
“In the first quarter, we made progress against our enhanced execution plan to deliver predictable results, build a thriving growth engine, expand margins, and drive improved free cash flow,” said Bill Ballhaus, Mercury’s President and CEO. “We are reiterating our full-year guidance based on our current view of bookings, timing of product delivery, and allocation of factory capacity.”
“During the quarter we completed two of our 20 challenged programs, remaining on track to complete a total of at least five by the end of the first half and the majority by the end of the fiscal year. We received several important bookings in the quarter and have good line of sight on additional major franchise awards later in the year that will drive organic growth next year and beyond. We are targeting margin expansion by executing on challenged programs and minimizing cost growth impacts, moving closer to our historical mix of production and development programs, and achieving efficiencies through our cost structure. And we are working to improve free cash flow conversion and cash release by delivering hardware and transitioning to a more cash-efficient approach to timing material buys more closely to resource availability and hardware deliveries.”

Mercury Reports First Quarter Fiscal 2024 Results, Page 2

First Quarter Fiscal 2024 Results
Total Company first quarter fiscal 2024 revenues were $181.0 million, compared to $227.6 million in the first quarter of fiscal 2023.
Total bookings for the first quarter of fiscal 2024 were $191.5 million, yielding a book-to-bill ratio of 1.06 for the quarter.
Total Company GAAP net loss and loss per share for the first quarter of fiscal 2024 was $36.7 million, and $0.64, respectively, compared to GAAP net loss and loss per share of $14.3 million, and $0.26, respectively, for the first quarter of fiscal 2023. Adjusted (loss) earnings per share (“adjusted EPS”) was $(0.24) per share for the first quarter of fiscal 2024, compared to $0.24 per share in the first quarter of fiscal 2023.
First quarter fiscal 2024 adjusted EBITDA for the total Company was $2.0 million, compared to $31.2 million for the first quarter of fiscal 2023.
Cash flows used in operating activities in the first quarter of fiscal 2024 were $39.1 million, compared to $66.0 million in the first quarter of fiscal 2023. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $(47.1) million for the first quarter of fiscal 2024 and $(73.4) million for the first quarter of fiscal 2023.
Backlog
Mercury’s total backlog at September 29, 2023 was $1.15 billion, a $73.3 million increase from a year ago. Of the September 29, 2023 total backlog, $732.8 million represents orders expected to be recognized as revenue within the next 12 months.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2024 Results, Page 3

Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for fiscal year 2024. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the First Quarter Fiscal 2024 Earnings Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance. All references in this press release to the full fiscal 2024 are to the 52-week period ending June 28, 2024.

For the full fiscal year 2024, revenues are forecasted to be in the range of $950.0 million to $1.00 billion, and GAAP net (loss) income of $(15.9) million to $3.8 million, or $(0.28) to $0.07 (loss) earnings per share, and approximately 58.0 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $160.0 million to $185.0 million, and adjusted EPS for the full fiscal year is expected to be approximately $1.19 to $1.54 per share.
Conference Call Information
Management will host a conference call and simultaneous webcast at 5:00 p.m. ET on Tuesday, November 7, 2023, to discuss Mercury's quarterly financial results, business highlights and outlook. In addition, Company representatives may answer questions concerning business and financial developments and trends, the Company's view on earnings forecasts, and other business and financial matters affecting the Company, the responses to which may contain information that has not been previously disclosed.
To attend the conference call or webcast, participants should register online at ir.mrcy.com/events-presentations. Participants are requested to register a day in advance or at a minimum 15 minutes before the start of the call. A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2024 Results, Page 4

are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
Mercury Systems – Innovation that Matters® by and for People Who Matter
Mercury Systems is a technology company that delivers mission-critical processing power to the edge, making advanced technologies profoundly more accessible for today’s most challenging aerospace and defense missions. The Mercury Processing Platform allows customers to tap into innovative capabilities from silicon to system scale, turning data into decisions on timelines that matter. Mercury’s products and solutions are deployed in more than 300 programs and across 35 countries, enabling a broad range of applications in mission computing, sensor processing, command and control, and communications. Mercury is headquartered in Andover, Massachusetts, and has 24 locations worldwide. To learn more, visit mrcy.com. (Nasdaq: MRCY)
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including Twitter (twitter.com/mrcy and twitter.com/mrcy_CEO) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2024 Results, Page 5

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company's focus on enhanced execution of the Company's strategic plan under a refreshed Board and leadership team. You can identify these statements by the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. federal government shutdown or extended continuing resolution, effects of geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in or cost increases related to completing development, engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components such as semiconductors, production delays or unanticipated expenses including due to quality issues or manufacturing execution issues, failure to achieve or maintain manufacturing quality certifications, such as AS9100, the impact of the COVID pandemic and supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings, and execution excellence initiatives or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, changes in tax rates or tax regulations, such as the deductibility of internal research and development, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, which difficulties may be impacted by the termination of the Company’s announced strategic review initiative, unanticipated challenges with the transition of the Company’s Chief Executive Officer and Chief Financial Officer roles, including any dispute arising with the former CEO over his resignation, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
David E. Farnsworth, CFO
Mercury Systems, Inc.
978-967-1991
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2024 Results, Page 6

Mercury Systems and Innovation That Matters are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2024 Results, Page 7

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 29,	June 30,
	2023	2023

Assets
Current assets:
Cash and cash equivalents	$89,369	$71,563
Accounts receivable, net	91,448	124,729
Unbilled receivables and costs in excess of billings	388,555	382,558
Inventory	362,910	337,216
Prepaid expenses and other current assets	22,422	20,952
Total current assets	954,704	937,018

Property and equipment, net	117,174	119,554
Goodwill	938,093	938,093
Intangible assets, net	285,551	298,051
Operating lease right-of-use assets, net	60,877	63,015
Deferred tax asset	39,919	27,099
Other non-current assets	4,446	8,537
Total assets	$2,400,764	$2,391,367

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$95,825	$103,986
Accrued expenses	33,660	28,423
Accrued compensation	17,717	30,419
Income taxes payable	—	13,874
Deferred revenues and customer advances	58,116	56,562
Total current liabilities	205,318	233,264

Income taxes payable	5,166	5,166
Long-term debt	576,500	511,500
Operating lease liabilities	64,168	66,797
Other non-current liabilities	8,800	7,955
Total liabilities	859,952	824,682

Shareholders’ equity:
Preferred stock	—	—
Common stock	573	570
Additional paid-in capital	1,205,573	1,196,847
Retained earnings	320,731	357,439
Accumulated other comprehensive income	13,935	11,829
Total shareholders’ equity	1,540,812	1,566,685
Total liabilities and shareholders’ equity	$2,400,764	$2,391,367
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2024 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	First Quarters Ended
	September 29, 2023	September 30, 2022
Net revenues	$180,991	$227,579
Cost of revenues(1)	130,464	149,484
Gross margin	50,527	78,095

Operating expenses:
Selling, general and administrative(1)	35,794	38,943
Research and development(1)	31,872	27,766
Amortization of intangible assets	12,547	14,574
Restructuring and other charges	9,546	1,508
Acquisition costs and other related expenses	969	2,498
Total operating expenses	90,728	85,289

Loss from operations	(40,201)	(7,194)

Interest income	103	29
Interest expense	(7,863)	(4,547)
Other expense, net	(1,774)	(3,645)

Loss before income taxes	(49,735)	(15,357)
Income tax benefit(2)	(13,027)	(1,022)
Net loss	$(36,708)	$(14,335)

Basic net loss per share	$(0.64)	$(0.26)

Diluted net loss earnings per share	$(0.64)	$(0.26)

Weighted-average shares outstanding:
Basic	57,105	55,931
Diluted	57,105	55,931

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$816	$799
Selling, general and administrative	$1,761	$4,878
Research and development	$1,540	$1,572

(2) For the first quarter ended September 29, 2023, the Company calculated the U.S. income tax benefit using the discrete method as though the three-month period was the annual period as this was more appropriate given the facts and circumstances. The Company determined that the application of the estimated annual effective tax rate (“AETR”) method generally required by ASC 740 is impractical given that normal deviations in the projected close to break-even pre-tax net income (loss) could result in a disproportionate and unreliable effective tax rate under the AETR method.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2024 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	First Quarters Ended
	September 29, 2023	September 30, 2022
Cash flows from operating activities:
Net loss	$(36,708)	$(14,335)
Depreciation and amortization	22,692	23,701
Other non-cash items, net	(3,651)	8,814
Cash settlement for termination of interest rate swap	7,403	5,995
Changes in operating assets and liabilities	(28,804)	(90,214)

Net cash used in operating activities	(39,068)	(66,039)

Cash flows from investing activities:
Purchases of property and equipment	(8,015)	(7,328)
Other investing activities	—	50

Net cash used in investing activities	(8,015)	(7,278)

Cash flows from financing activities:
Borrowings under credit facilities	65,000	60,000
Payments for retirement of common stock	—	(63)

Net cash provided by financing activities	65,000	59,937

Effect of exchange rate changes on cash and cash equivalents	(111)	(293)

Net increase (decrease) in cash and cash equivalents	17,806	(13,673)

Cash and cash equivalents at beginning of period	71,563	65,654

Cash and cash equivalents at end of period	$89,369	$51,981
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2024 Results, Page 10

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, financing leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of the Company’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangible assets primarily as a result of acquired intangible assets such as backlog, customer relationships and completed technologies but also due to licenses, patents and other arrangements. These intangible assets are valued at the time of acquisition or upon receipt of right to use the asset, amortized over the requisite life and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2024 Results, Page 11

Acquisition, financing and other third party costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. The Company may also incur third party costs, such as legal, banking, communications, proxy solicitation, and other third party advisory fees in connection with engagements by activist investors or unsolicited acquisition offers. Although the Company may incur such third party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility as well as non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although the Company may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company’s business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

COVID related expenses. The Company incurred costs associated with the COVID pandemic. These costs relate primarily to enhanced compensation and benefits for employees as well as incremental supplies and services to support social distancing and mitigate the spread of COVID. These costs include expanded sick pay related to COVID, overtime, the Mercury Employee COVID Relief Fund, meals and other compensation-related expenses as well as ongoing testing for onsite employees. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses and matching contributions to its defined contribution plan. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining a portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2024 Results, Page 12

initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	September 29, 2023	September 30, 2022
Net loss	$(36,708)	$(14,335)
Other non-operating adjustments, net	731	1,797
Interest expense, net	7,760	4,518
Income tax benefit	(13,027)	(1,022)
Depreciation	10,145	9,127
Amortization of intangible assets	12,547	14,574
Restructuring and other charges	9,546	1,508
Impairment of long-lived assets	—	—
Acquisition, financing and other third party costs	1,332	2,864
Fair value adjustments from purchase accounting	177	(176)
Litigation and settlement expense, net	503	1,305
COVID related expenses	—	61
Stock-based and other non-cash compensation expense	8,951	10,940
Adjusted EBITDA	$1,957	$31,161

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2024 Results, Page 13

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	September 29, 2023	September 30, 2022
Net cash used in operating activities	$(39,068)	$(66,039)
Purchases of property and equipment	(8,015)	(7,328)
Free cash flow	$(47,083)	$(73,367)

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2024 Results, Page 14

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with its peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	First Quarters Ended
	September 29, 2023		September 30, 2022
Net loss and loss per share	$(36,708)	$(0.64)	$(14,335)	$(0.26)
Other non-operating adjustments, net	731		1,797
Amortization of intangible assets	12,547		14,574
Restructuring and other charges	9,546		1,508
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	1,332		2,864
Fair value adjustments from purchase accounting	177		(176)
Litigation and settlement expense, net	503		1,305
COVID related expenses	—		61
Stock-based and other non-cash compensation expense	8,951		10,940
Impact to income taxes(1)	(10,758)		(5,191)
Adjusted (loss) income and adjusted (loss) earnings per share(2)	$(13,679)	$(0.24)	$13,347	$0.24

Diluted weighted-average shares outstanding		57,105		56,347

(1) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.
(2) Loss per share and adjusted loss per share is calculated using basic shares whereas earnings per share and adjusted earnings per share is calculated using diluted shares. There was a $0.01 impact to the calculation of adjusted earnings per share as a result of this for the first quarter ended September 30, 2022.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2024 Results, Page 15

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of the Company’s business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	September 29, 2023	September 30, 2022
Organic revenue	$180,991	$227,579
Acquired revenue	—	—
Net revenues	$180,991	$227,579

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2024 Results, Page 16

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Fiscal Year Ending June 28, 2024
(In thousands)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Fiscal Year Ending
	June 28, 2024(1)
	Range
	Low	High
GAAP expectation -- Net loss (income)	$(15,900)	$3,800

Adjust for:
Other non-operating adjustments, net	—	—
Interest expense, net	31,600	31,600
Income tax benefit	(7,400)	(2,200)
Depreciation	42,000	42,000
Amortization of intangible assets	47,600	47,600
Restructuring and other charges	9,500	9,500
Impairment of long-lived assets	—	—
Acquisition, financing and other third party costs	3,100	3,100
Fair value adjustments from purchase accounting	700	700
Litigation and settlement expense, net	500	500
Stock-based and other non-cash compensation expense	48,300	48,300
Adjusted EBITDA expectation	$160,000	$185,000

(1) Rounded amounts used.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2024 Results, Page 17

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Fiscal Year Ending June 28, 2024
(In thousands, except per share data)

The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(3). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Fiscal Year Ending June 28, 2024(1)
	Range
	Low		High
GAAP expectation -- Net (loss) income and (loss) earnings per share(2)	$(15,900)	$(0.28)	$3,800	$0.07
Other non-operating adjustments, net	—		—
Amortization of intangible assets	47,600		47,600
Restructuring and other charges	9,500		9,500
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	3,100		3,100
Fair value adjustments from purchase accounting	700		700
Litigation and settlement expense, net	500		500
Stock-based and other non-cash compensation expense	48,300		48,300
Impact to income taxes(3)	(24,500)		(24,200)
Adjusted income and adjusted earnings per share expectation	$69,300	$1.19	$89,300	$1.54

Diluted weighted-average shares outstanding expectation		58,000		58,000

(1) Rounded amounts used.
(2) Loss per share is calculated using basic shares whereas earnings per share and adjusted earnings per share is calculated using diluted shares. There was a $0.01 impact to the calculation of the low-end of adjusted earnings per share forward-looking guidance as a result of this for the fiscal year ending June 28, 2024.
(3) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY